EXHIBIT 99.1
                                                                    ------------



            JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13d-1(k)(1)

                  The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated as of February 25, 2005

                                    BEST BLUECHIP INVESTMENTS
                                    LIMITED


                                    By: /s/ Huang Daguang
                                        ----------------------
                                        Name:  Huang Daguang
                                        Title: Authorized Signatory


                                    SINO-ALLIANCE INTERNATIONAL GROUP


                                    By: /s/ Huang Daguang
                                        ----------------------
                                        Name:  Huang Daguang
                                        Title: Authorized Signatory


                                    SHANGHAI ALLIANCE INVESTMENTS LIMITED


                                    By: /s/ Huang Daguang
                                        ----------------------
                                        Name:  Huang Daguang
                                        Title: Authorized Signatory